Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	alisa@wolfeaxelrod.com

TeamStaff Announces Amended Revolving Credit Facility

with Sovereign Business Capital

Somerset, New Jersey – April 3, 2008 – TeamStaff Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced that it entered into a three year, $3 million amended and restated loan and security agreement with Sovereign Business Capital (“SBC”, formerly Business Alliance Capital Company), a division of Sovereign Bank. Under the loan credit facility, SBC takes assignment of TeamStaff’s prior revolving credit facility with PNC Bank which was first executed in 2005. The credit facility with SBC also contains provisions that will potentially increase the Company’s borrowing capacity as the business grows or a strategic acquisition is considered.

“The amended revolving credit facility is more clearly aligned with our liquidity needs during the upcoming year. The line also provides TeamStaff with flexibility to grow as additional accounts receivable are generated either organically or through acquisitions,” said Rick J. Filippelli, TeamStaff’s President and CEO.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff Rx and TeamStaff Government Solutions. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff Government Solutions specializes in providing medical and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.